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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 31, 2003

                                 LIFEPOINT, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                             #33-0539168
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(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification Number)

1205 S. Dupont Street, Ontario, California             91761
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(Address of Principal Executive Offices)            (Zip Code)

(909) 418-3000
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Registrant's Telephone Number, Including Area Code



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ITEM 5.  OTHER INFORMATION

LifePoint, Inc. (the "Company") announced in a press release dated January 31, 2003 that it intends to seek an additional $7 to $10 million in additional funding. In November 2002, the Company closed on the initial $2.5 million tranche of a $10 million working capital line; however, the Company believes that due to a change in internal investment parameters and management, the investor has decided not to extend the additional $7.5 million available under the credit facility. The existing $2.5 million already drawn under the credit facility will remain in place in accordance with its terms. The Company is seeking alternative financing to replace the additional funds no longer available under this credit facility. The press release is attached as exhibit 99 to this filing.

ITEM 7.  EXHIBITS

A. EXHIBITS
          99      Copy of LifePoint, Inc. press release dated January 31, 2003.




                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned therein to be duly authorized.

                                                     LIFEPOINT, INC.
                                                     (Registrant)


Date:    January 31, 2003         By /s/ Michele A. Clark
                                     ----------------------
                                         Michele A. Clark
                                         Controller and Chief Accounting Officer